                                  SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                              [X]
Filed by a party other than the Registrant           [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                CAM DESIGNS, INC.
                (Name of Registrant as Specified In Its Charter)

                   -----------------------------------------

                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       (1)      Title of each class of securities to which transaction applies:

                   -----------------------------------------

       (2)      Aggregate number of securities to which transaction applies:

                   -----------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                   -----------------------------------------

       (4)      Proposed maximum aggregate value of transaction:

                   -----------------------------------------




       (5)      Total fee paid:


                   -----------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

                   -----------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

                   -----------------------------------------

         (3)      Filing Party:

                   -----------------------------------------

         (4)      Date Filed:

                   -----------------------------------------

                                CAM DESIGNS INC.
                                 Birmingham Road
                                    Allesley
                            Coventry, England CV59QE


                    Notice of Annual Meeting of Stockholders

                          To Be Held November 26, 1997


To the Stockholders of CAM Designs Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CAM Designs Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m. (New York time) on Wednesday, November 26, 1997 at the offices of Hartman & Craven LLP, 460 Park Avenue, Suite 1100, New York, New York 10022, to consider and act upon the following matters:

         (1)      To elect five directors to serve for the ensuing year; and

         (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record of the Company at the close of business on October 24, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE.

                                    By Order of the Board of Directors,

                                    s/Robert A. Righton

                                    Robert A. Righton
                                    Secretary

New York, New York
Dated: October 27, 1997

                                CAM DESIGNS INC.

                                 Birmingham Road
                                    Allesley
                            Coventry, England CV59QE


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                November 26, 1997

General

This Proxy Statement and the accompanying Proxy Card are being furnished in connection with the solicitation by the Board of Directors of CAM Designs Inc., a Delaware corporation (the "Company"), of proxies to be voted on at the Annual Meeting of Stockholders to be held at 10:00 a.m. (New York time) on November 26, 1997 at the offices of Hartman & Craven LLP, 460 Park Avenue, Suite 1100, New York, New York 10022 and at any adjournments thereof, with respect to the matters referred to in the accompanying notice. This Proxy Statement and the accompanying Proxy Card are being first mailed to stockholders on or about October 27, 1997.

The Company's shares of Class A Common Stock, par value $.001 per share ("Shares"), is the only outstanding class of voting securities. Holders of record of Shares at the close of business on October 24, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. At the close of business on October 24, 1997 there were issued and outstanding 2,175,000 Shares, each entitled to cast one vote per Share. The holders of a majority of the issued and outstanding Shares entitled to vote shall constitute a quorum at the Annual Meeting for the transaction of business. The election of directors, as described in the accompanying notice, requires the vote of a plurality of votes cast at the Annual Meeting. For purposes of determining whether proposals have received the appropriate vote, abstentions will not be included in the vote totals. Therefore, abstentions and broker non-votes will be counted in the determination of a quorum and will have no effect on the vote for the election of Directors.

Revocability of Proxies

The attendance of a stockholder at the Annual Meeting will not automatically revoke such stockholder's proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by (1) delivering to the Secretary of the Company a written notice of revocation prior to the Annual Meeting, (2) delivering to the Secretary of the Company prior to the Annual Meeting a duly executed proxy bearing a later date, or (3) attending the Annual Meeting, filing a written notice of revocation with the secretary of the meeting, and voting in person.

Solicitation of Proxies

In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies for the Annual Meeting from the stockholders of the Company personally or by telephone or telegram without additional remuneration therefor, but at the Company's cost for all out-of-pocket expenses. The Company will also provide persons, firms, banks and corporations holding Shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy material for transmittal to such beneficial owners.

           SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table of stock ownership and notes thereto relate as of October 24, 1997 to the ownership of Shares of the Company by (i) each person known to be the beneficial owner of more than 5% of such Shares, (ii) each director, (iii) each named executive officer and (iv) all executive officers and directors as a group. The percentages have been calculated by taking into account all Shares owned on such date as well as all such Shares with respect to which such person has the right to acquire beneficial ownership at such date or within 60 days thereafter. Unless otherwise indicated, all persons listed below have sole voting and sole investment power over the Shares owned.

                                             Amount and Nature
Name and Address                             of Beneficial          Percent
of Beneficial Owner                          Ownership(1)(2)        of Class
-------------------                          ---------------        --------

John R. Davidson(3)                           467,822(5)             18.9%

Robert A. Righton(3)                          129,363                 5.2%

William E. Camplisson(3)                       10,000(4)              *

Peter D. Horbury(3)                             5,000(4)              *

Theodore Sall, Ph.D.(3)                         6,000(4)              *

All directors and executive officers
  as a group (5 Persons)(6)                   628,185                 25.3%
---------------------------------------------------
(1) Based on a total of 2,175,000 shares of Class A Common Stock issued and outstanding and options under the Company's stock option plan to acquire 305,000 Shares held by officers and directors.
(2)      All such ownership is direct unless otherwise stated.
(3) Address is c/o the Company, Birmingham Road, Allesley, Coventry CV59QE, United Kingdom.
(4) Includes presently exercisable stock options held by officers and directors covering 305,000 shares, out of which options to acquire 205,000 shares and 75,000 shares, respectively, are held by Messrs. Davidson and Righton, and options to acquire 5,000 Shares are held by each of Messrs. Linder, James, Camplisson, Horbury and Sall.


*        Less than 1%.

                              ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified or until their prior death, resignation or removal. The by-laws provide that the Board of Directors shall consist of up to 15 members, with the actual number to be established by resolution of the Board of Directors. The Board of Directors has established the number of directors at five.

Should any nominee be unable to accept election, stockholders will vote for the election of such other person to the office of director as management may recommend in place of such nominee; however, management knows of no reason to anticipate that this will occur. Unless a proxy specifies that it is not to be voted in favor of a nominee for director, it is intended that Shares represented by the proxy will be voted in favor of the nominees listed below. In the event that any nominee shall be unable to serve, it is intended that the proxies will be voted for the substitute nominees designated by the Board of Directors. The Company believes that all nominees will be able to serve.

The following table sets forth certain information with respect to each nominee for election as a director. There are no arrangements or understandings between the Company and any director or nominee pursuant to which such person was elected or nominated to be a director of the Company. For information with respect to security ownership of directors, see "Share Ownership of Certain Beneficial Owners and Management."

Nominee                 Age  Position with Company
-------                 ---  ---------------------
John R. Davidson        46   Chairman of the Board of Directors, President,
                             Chief Executive Officer and a Director

Robert A. Righton       34   Chief Financial Officer, Secretary and a Director
William E. Camplisson   57   Director
Peter D. Horbury        47   Director
Theodore Sall, Ph.D.    69   Director

Nominees for Election as Directors

John R. Davidson is the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, and Managing Director and Chairman of the English operating companies known as CAM Designs Ltd. ("CAM UK"). Mr. Davidson is the holder of a Masters of Business Administration from the City University, London, England, and is a Fellow of the Institute of Chartered Accountants. He

was elected a director and Chief Executive Officer of the Company on February 16, 1995, after having been elected President on September 9, 1994. He has been employed by CAM UK since 1985 when he joined as Finance Director and was appointed Managing Director in September, 1991. Prior to his employment with CAM UK, Mr. Davidson was Financial Controller for a five year period with British National Oil Corporation and, prior to that, held positions in the finance area with companies involved in the aluminum extrusion and related businesses.

Robert A. Righton is Chief Financial Officer, Secretary and a Director of the Company and is Financial Director and Secretary of CAM UK. Mr. Righton commenced serving in such positions with the Company in April, 1995. Mr. Righton is a member of the Chartered Institute of Management Accountants. Mr. Righton was first employed by a subsidiary of CAM UK as a management accountant between 1986-1988. He subsequently left CAM UK to take an executive position with Star Services (London) Ltd. ("Star"), an entity involved in typesetting and desktop publishing, where he served from July, 1988 through July, 1991. At that time, Mr. Righton rejoined CAM UK as Corporate Secretary and as Finance Director of its MGA Developments subsidiary; in October, 1993 he was appointed to the Board of CAM UK and designated Finance Director thereto; contemporaneously, in agreement with and at the direction of Star's secured institutional creditor, Star was placed into a receivership under which its assets were disposed of and its business wound up.

William E. Camplisson became a Director of the Company in July, 1995. He is an international general manager with a long and wide ranging experience in the automobile industry. At present he is a business consultant specializing in firms involved in the design, manufacture and marketing of automobile products which wish to achieve world class standards of financial, organizational and process effectiveness. Mr. Camplisson was employed by Ford Motor Company from 1961 until December, 1994 in various international management capacities. From 1980-1984 he held Marketing Director positions in Ford of Europe, following which he directed Ford's large car activities in Europe. Then, through 1988, his duties expanded to include export programs for North America and the USSR. Between 1988 and 1991, Mr. Camplisson was co-director of the 50/50 joint venture between Ford and Volkswagen to design and manufacture a new multi-purpose vehicle in Portugal. Most recently he was director of Ford of Europe's medium ("C") car programs and subsequently planned the Ford global rationalization of its future "C" car business in North America, Europe and the Asia Pacific Region. He holds a Master of Business Science Degree from Stanford University (A.P. Sloan Scholar). Mr. Camplisson is also employed as an independent business consultant to the Company.

Peter D. Horbury became a Director of the Company in July, 1995. He is a Design Director of the Volvo Car Corporation, a position he has held since September, 1991. In this capacity, he is responsible for the management of this automaker's design studios in the United States and Europe. Between 1986 and the date he assumed his present position with Volvo, Mr. Horbury was director of styling and design for the Company's MGA Developments subsidiary. During the prior twelve year period, he held executive design positions with Volvo, the Ford Motor Company and Chrysler Car Corporation, respectively.

Theodore Sall, Ph.D. became a Director of the Company in July, 1995. He was an Adjunct Professor of Clinical Medicine at the University of Medicine and Dentistry, New Jersey School of Nursing from 1991 until July, 1995. He was a Professor of Life Sciences at Ramapo College of New Jersey from 1971 until 1991 when he assumed his present position as Professor Emeritus at this college. Dr. Sall has served as a consultant to hospitals and life science companies. His doctoral degree is in medical microbiology from the University of Pennsylvania. Doctor Sall is a director of the following companies whose shares are publicly traded: International Vitamin Corporation, an entity engaged in the manufacture, sale and distribution of vitamins and related products; and FluroScan Inc., a company which is engaged in the development, manufacture and sale of portable x-ray and fluoroscope equipment. Dr. Sall also served as a director of DUSA Pharmaceuticals, Inc., a company engaged in chemical acid and photodynamic therapy for dermatology and other uses from September, 1991 and as a director of Depranyl Animal Health, Inc., a company engaged in developing pharmaceutical products for domestic pets from December, 1990 until December, 1993.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF ALL FIVE NOMINEES FOR ELECTION AS DIRECTORS NOTED ABOVE.

Meetings and Committees of the Board

The Board of Directors held five meetings during the fiscal year commencing June 1, 1996 and ending May 31, 1997 and effected one unanimous written consent without a meeting ("Recent Fiscal Year"). All of the nominees were members of the Board during the Recent Fiscal Year and attended those meetings either in person or by telephonic hookup, except for Mr. Sall who was absent from one meeting.

The Audit Committee of the Board of Directors, then consisting of Messrs. Charles Linder and David James, held one meeting during the Recent Fiscal Year, which meeting was attended by both members. The Audit Committee has responsibility to ascertain that the Company's financial statements reflect fairly the financial condition and operating results of the Company and to appraise the soundness, adequacy and application of accounting and operating controls. The Audit Committee recommends independent auditors to the Board, reviews the scope of the audit functions of the independent auditors and reviews audit reports rendered by the independent auditors. The Audit Committee is presently comprised of Messrs. Camplisson and Horbury. The Compensation Committee is presently comprised of Dr. Theodore Sall and Mr. William E.

Camplisson; this committee had one meeting during the Recent Fiscal Year. Its purpose is to review remuneration and benefits paid and proposed to be paid to the Company's executive officers and advise the Board accordingly.
The Company does not have a Nominating Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Federal securities laws, the Company's directors, officers and any person holding more than 10% of the Company's Shares are required to report their ownership of the Company's Shares and any changes in that ownership to the Securities and Exchange Commission ("SEC") on the SEC's Forms 3, 4 and 5. Based solely on its review of the copies of such forms it has received, the Company believes that all of its officers, directors and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the Recent Fiscal Year.

                        EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are as follows:

Name                       Position(s) with Company
----                       ------------------------

John R. Davidson           Chairman of the Board of Directors, President,
                           Chief Executive Officer and a Director

Robert A. Righton          Chief Financial Officer, Secretary and a Director


For a description of the business experience of Messrs. Davidson and Righton, see "Election of Directors-Nominees for Election as Directors."

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         Directors who are not executive officers of the Company are compensated for their services as such at the rate of approximately $5,000 per annum, plus direct out-of-pocket reasonable expenses incurred in the course of performance of their duties. In addition, each non-executive director has received an option under the Company's 1995 Stock Option Plan to acquire 5,000 Shares, at an exercise price of $5.00 per Share, all of which options are presently exercisable.

         The following Summary Compensation Table shows compensation paid by the Company for services rendered during fiscal years 1997, 1996 and 1995 for (i) John R. Davidson, who is and was the Chief Executive Officer at the end of those fiscal years and (ii) Robert Righton, who is and was Chief Financial Officer at the end of those fiscal years. No other executive officer of the Company received salary and bonus compensation which exceeded $100,000 in those fiscal years.

                                          Summary Compensation Table

                                            Annual Compensation(1)
Name and                                                    Other Annual
Principal Position                  Year       Salary ($)   Compensation ($)
------------------                  ----      ----------    ----------------

John R. Davidson .............      1997      $202,665      $ 68,415(2)
  Chief Executive Officer           1996       180,210        55,082(3)
                                    1995       119,009        32,735(4)

Robert A. Righton ............      1997       114,187        26,278(5)
  Chief Financial Officer           1996       110,138        23,805(6)
                                    1995        76,160        18,496(7)

------------------------------
(1) All amounts were paid in English Sterling Pounds ("Pounds"). The above amounts are calculated at an exchange rate of $1.64 per Pound for Fiscal 97, $1.52 per Pound for Fiscal 96, and $1.587 per Pound for Fiscal 95.
(2) Of such amount, $34,451 was a pension contribution and $32,467 was for provision of a Company car.
(3) Of such amount, $31,986 was a pension contribution and $23,294 was for provision of a Company car.
(4) Of such amount, $8,330 was a pension contribution and $23,299 was for provision of a Company car.
(5) Of such amount, $11,419 was a pension contribution and $13,878 was for provision of a Company car.
(6) Of such amount, $11,499 was a pension contribution and $11,982 was for provision of a Company car.
(7) Of such amount, $5,331 was a pension contribution and $12,740 was for provision of a Company car.


John R. Davidson--Employment Agreement

         Effective June 1, 1996, Mr. Davidson is employed at an annual compensation rate of $187,200 plus a 17% pension contribution, and other items (including a car allowance) having an aggregate value of approximately $30,000 per annum. The employment agreement has a base term of 5 years, following which it is automatically renewed for additional periods of one year each, unless either party transmits to the other party not less than three months written notice of termination or non-renewal as the case may be, prior to the end of the initial term or any renewal term thereof. Pursuant to the employment agreement, Mr. Davidson agrees to serve as Chief Executive Officer and President and Chairman of the Board of Directors of the Company, as Managing Director of CAM UK, and Chief Executive Officer of CAM UK and such subsidiaries as the board of directors of CAM UK may, from time to time, designate. He is required to devote his full business time during normal business hours to the affairs of the

Company and to use his best
efforts to promote the interests of the Company, CAM UK, and of all affiliated companies. His prime activities are to be carried out within the United Kingdom and, to the extent he is required to travel outside the United Kingdom, he shall do so, and be reimbursed his reasonable travel expenses and be paid in the currency of the country in which he is required to perform such services.

Robert A. Righton--Employment Agreement

         The terms of Mr. Righton's employment agreement with CAM UK are substantially similar to those in the employment agreement between CAM UK and Mr. Davidson noted above, with the following exceptions:

         (a) Mr. Righton's base compensation is $105,000 per annum plus a pension contribution of 10%, and a car allowance and other benefits aggregating approximately $11,800 per annum.

         (b) Mr. Righton agrees to serve as Chief Financial Officer, Treasurer, Secretary and Director of the Company, as Financial Director and a Director of CAM UK, and as an officer and/or director of such subsidiaries as may be designated by the board of directors of CAM UK.

General Terms

         The employment agreements of Messrs. Davidson and Righton also contain customary provisions for paid vacation, non-competition, and the Company's right to terminate for breach as well as discretionary bonuses (if authorized by the Board) of up to 20% of their base compensation. In addition, both employment agreements contain provisions allowing the executive to terminate the same upon a "change of control" of the Company, whereupon the executive would be entitled to an accelerated payment of his compensation (plus value of benefits) in the greater of (a) the balance of the term of the employment agreement, or (b) three times the annual compensation (plus value of benefits).


                             1995 STOCK OPTION PLAN

         Under the Company's 1995 Stock Option Plan (the "Plan"), officers, directors and other key employees and independent contractors who perform services on behalf of the Company may be granted options for the purchase of up to 500,000 Shares. Options to purchase 420,000 Shares are outstanding. The Plan also provides for the issuance of stock appreciation rights in connection with the granting of stock options. The Plan is administered by a Stock Option Committee ("Committee") of the Board of Directors. Stock options are granted to management and others based upon a variety of criteria including the position held by such executive, employee or other person, the responsibilities with which such person is charged, the person's length of service with the Company, and the necessity and desirability to the Company of rendering an incentive to such person to continue his relationship with the Company and to enthusiastically foster the Company's best interests. Subject to the guidelines of the Plan, the Committee determines to whom options will be granted, the type of options to be granted, the number of Shares, the option price per Share, and the time when the options may be exercised.

         Both incentive stock options and nonstatutory stock options may be granted under the Plan to eligible participants, at a price to be determined by the Committee, provided, however, that incentive stock options must be granted at an exercise price not less than the fair market value of the Shares on the date of the grant.

Such exercise price may be payable in cash or, with the approval of the Committee, by a combination of cash and/or Shares. Shares received upon exercise of options granted under the Plan will be subject to certain restrictions on sale or transfer. The term of any option may not exceed ten years from the date of grant. Conditions for the exercise of options, which must be consistent with the terms of the Plan, are fixed by the Committee. All options heretofore granted under the Plan to officers, employees or directors are for a term of five years, are not exercisable until after the first anniversary of the date of grant, and are thereafter fully exercisable.

         The Plan provides that in the event of the death of the optionee, the option may be exercised, to the extent that the holder shall have been entitled to do so at the date of death, by the optionee's executors or administrators, or by any person who acquired the right to exercise such option by bequest or inheritance or by reason of the death of the optionee, at any time, or from time to time, within one year after the date of the optionee's death, but not later than the expiration of the option. If an optionee's employment by the Company terminates, whether as a result of termination by the Company or by the employee, normal retirement, early retirement, or disability retirement, the Plan provides that the option holder may exercise the option, to the extent that he may be entitled to do so at the date of the option holder's termination of employment, at any time, or from time to time, within ninety days of the date of termination of the option holder's employment, but not later than the expiration of the option.

         The Plan also provides for stock appreciation rights, pursuant to which the optionee may surrender to the Company all or any part of an unexercised option and receive from the Company in exchange therefor Shares having an aggregate market value equal to the dollar amount obtained by multiplying (x) the number of Shares subject to the surrendered options by (y) the amount by which the market value per Share at the time of such surrender exceeds the exercise price per Share of the related option. The Company's obligation arising from an exercise of stock appreciation rights may also be settled by the payment of cash, or a combination of cash and Shares. The Board of Directors may at any time terminate or amend or alter the Plan, subject to certain restrictions. There were no stock option grants to the named executive officers during Fiscal 97.


                      Option Exercises in Last Fiscal Year
                            and FY-End Option Values

         No options were exercised by any named executive officer during the fiscal year ended May 31, 1997. The following table contains information concerning the number and value, at May 31, 1997, of unexercised options held by the named executive officers:

                                                                   Value of Unexercised
                          Number of Securities Underlying          In-the-Money Options
                          Unexercised Options at FY-End (#)        at FY-End ($)
Name                      Exercisable/Unexercisable                Exercisable/Unexercisable(1)
----                      -------------------------                ----------------------------


John R. Davidson               205,000/0                                 $ 0/0

Robert A. Righton               75,000/0                                 $ 0/0

------------
(1) Fair market value of underlying securities (the closing price of the Company's Shares on the National Association of Securities Dealers Automated Quotation System) at fiscal year end (May 31, 1997) minus the exercise price.

                                   ACCOUNTANTS

The Board of Directors has continued to retain the firm KPMG Peat Marwick LLP to act as the Company's independent certified public accountants. A representative of such firm is expected to be available either personally or by telephone hookup at the Annual Meeting to respond to appropriate questions from stockholders and will be given the opportunity to make a statement if he desires to do so.

                                  OTHER MATTERS


The Board of Directors is not aware of any other matters which are likely to be brought before the Annual Meeting. However, in the event that any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote the Shares represented by all properly executed proxies on such matters as shall be determined by a majority of the Board of Directors.

An Annual Report to Stockholders will accompany this Proxy Statement but is not to be considered a part hereof. The Company will provide, free of charge, to all stockholders a copy of its Annual Report on Form 10-KSB (without exhibits) and/or a copy of its quarterly reports on Form 10-QSB (without exhibits), upon written request of such stockholder to CAM Designs Inc., Birmingham, Allesley, Coventry, England CV59QE.
                              STOCKHOLDER PROPOSALS

Proposals by stockholders intended to be presented at the next Annual Meeting of Stockholders to be held in 1998 must be received by the Secretary of the Company on or before June 29, 1998 in order to be included in the proxy statement for that meeting. Proposals should be directed to Robert A. Righton, Secretary, CAM Designs Inc., c/o of its principal executive office.

                                          By Order of the Board of Directors,

                                          s/Robert A. Righton

                                          Robert A. Righton
                                          Secretary


Dated: October 27, 1997



TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE
ENVELOPE PROVIDED.